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                                                                    EXHIBIT 11.1

                               WEST MARINE, INC.
                         STATEMENT RE: COMPUTATION OF
                             NET INCOME PER SHARE

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

                                                       13 Weeks            13 Weeks
                                                         Ended              Ended
                                                       March 30,           April 1,
                                                         1996                1995
                                                     -------------       ------------
                                              (in thousands except income per share amounts)
PRIMARY
- -----------------
Net income                                                    $332               $146

Weighted average common shares outstanding                   7,475              6,247

Common equivalent shares:                                      481                423
  Stock options
                                                     -------------       ------------
Weighted average common and
 common equivalent shares                                    7,956              6,670
                                                     =============       ============

Net income per common and common equivalent share            $0.04              $0.02
                                                     =============       ============

FULLY DILUTED
- -----------------
Net income                                                    $332               $146

Weighted average shares outstanding                          7,475              6,247

Common equivalent shares:                                      530                486
  Stock options                                      -------------       ------------

Weighted average common and
  common equivalent shares                                   8,005              6,733
                                                     =============       ============

Net income per common and common equivalent share            $0.04              $0.02
                                                     =============       ============
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